ETF Opportunities Trust 485BPOS

Exhibit 99(g)(46)

TWELFTH AMENDMENT TO THE

CUSTODY AGREEMENT

THIS TWELFTH AMENDMENT effective as the last date of the signature block (the “Effective Date”), to the Custody Agreement dated as of August 13, 2024, as amended (the “Agreement”), is entered into by and between ETF OPPORTUNITIES TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to add the following ETFs and take into account present circumstances:

●	T-REX 2X Long AFRM Daily Target ETF
●	Tuttle Capital IBIT 0DTE Covered Call ETF
●	T-REX 2X Long AXON Daily Target ETF
●	T-REX 2X Long BBAI Daily Target ETF
●	T-REX 2X Long KTOS Daily Target ETF
●	T-REX 2X Long UPXI Daily Target ETF
●	T-REX 2X Long TTD Daily Target ETF
●	T-REX 2X Long BKNG Daily Target ETF
●	T-REX 2X Long OSCR Daily Target ETF
●	T-REX 2X Long SPOT Daily Target ETF
●	T-REX 2X Inverse CRWV Daily Target ETF
●	T-REX 2X Inverse CRCL Daily Target ETF
●	Tuttle Capital Government Grift ETF

WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

ETF OPPORTUNITIES TRUST		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ David A. Bogaert	By:	/s/ Greg Farley
Name:	David Bogaert	Name:	Greg Farley
Title:	President	Title:	Sr. Vice President
Date:	8/29/2025	Date:	8/29/2025

Exhibit A

Custody Agreement

Separate Series of ETF Opportunities Trust

Name of Series:

Hedgeye Capital Allocation ETF

Hedgeye Quality Growth ETF

OTG Latin America ETF

REX Bitcoin Corporate Treasury Convertible Bond ETF

REX Crypto Equity Premium Income ETF

REX IncomeMax IBIT Strategy ETF

REX-Osprey™ MOVE ETF

REX-Osprey™ BONK ETF

REX-Osprey™ BTC ETF

REX-Osprey™ DOGE ETF

REX-Osprey™ ETH + Staking ETF

REX-Osprey™ SOL + Staking ETF

REX-Osprey™ TRUMP ETF

REX-Osprey™ XRP ETF

SMI 3Fourteen REAL Asset Allocation ETF

TappAlpha SPY Growth & Daily Income ETF

T-Rex 2X Long ARM Daily Target ETF

T-Rex 2X Long DJT Daily Target ETF

T-Rex 2X Long GME Daily Target ETF

T-Rex 2X Long HOOD Daily Target ETF

T-Rex 2X Long RBLX Daily Target ETF

T-Rex 2X Long SNOW Daily Target ETF

T-REX 2X Long DKNG Daily Target ETF

T-REX 2X Long BULL Daily Target ETF

T-REX 2X Long XXI Daily Target ETF

T-REX 2X Long CRWV Daily Target ETF

T-REX 2X Long SMR Daily Target ETF

Tuttle Capital AI in Healthcare ETF

Tuttle Capital DeepSeek Global AI Innovation and Disruption ETF

Tuttle Capital MSTR 0DTE Covered Call ETF

Tuttle Capital MSTR Put Write ETF

Tuttle Capital NVDA 0DTE Covered Call ETF

Tuttle Capital QQQ Put Write ETF

Tuttle Capital Quantum Computing AI Powered Covered Call ETF

Tuttle Capital TSLA 0DTE Covered Call ETF

Tuttle Capital No Bleed Tail Risk ETF

T-REX 2X Long CRCL Daily Target ETF

T-REX 2X Long ETOR Daily Target ETF

T-REX 2X Long GLXY Daily Target ETF

TappAlpha Innovation 100 Growth & Daily Income ETF

T-REX 2X Long BMNR Daily Target ETF

T-REX 2X Long AFRM Daily Target ETF

Tuttle Capital IBIT 0DTE Covered Call ETF

T-REX 2X Long AXON Daily Target ETF

T-REX 2X Long BBAI Daily Target ETF

T-REX 2X Long KTOS Daily Target ETF

T-REX 2X Long UPXI Daily Target ETF

T-REX 2X Long TTD Daily Target ETF

T-REX 2X Long BKNG Daily Target ETF

T-REX 2X Inverse CRWV Daily Target ETF

T-REX 2X Inverse CRCL Daily Target ETF

T-REX 2X Long OSCR Daily Target ETF

T-REX 2X Long SPOT Daily Target ETF

Tuttle Capital Government Grift ETF

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